UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024 (July 17, 2024)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35975 (Commission File Number)	27-1650905 (IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO (Address of principal executive offices)	80021 (Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2024, the Board of Directors of Gogo Inc. (the “Company”) appointed Monte J.M. Koch to the Board of Directors (the “Board”), effective immediately. Mr. Koch, age 60, is a private investor and strategic advisor, who has advised clients and invested in a broad range of industries, including real estate, hospitality, lodging, casino gaming, aviation, transportation and technology. Since March 2014, Mr. Koch has served as a director of international hotel manager and franchisor Choice Hotels International, Inc. (NYSE: CHH). He also is a co-founder, and from 2008 to 2017 was a director, of Ten-X.com, an online marketplace for residential and commercial real estate. From 2016 to 2020, Mr. Koch served as a partner of merchant bank BDT & MSD Partners (f/k/a BDT & Company). Mr. Koch also had a long career in investment banking, including roles at Deutsche Bank Securities Inc., the U.S. investment banking and securities arm of Deutsche Bank, where he served as Global Head of Real Estate Investment Banking and Chairman of Mergers & Acquisitions for the Americas from 1999 to 2007. From 2005 until 2023, Mr. Koch served as a board member of the National Business Aviation Association, a Washington, D.C.-based trade association serving the business aviation community, where he continues to serve as chair emeritus. Mr. Koch is rated as an air transport pilot with more than 5,000 hours of flight time, is type-rated in various aircraft and holds helicopter and seaplane ratings. Mr. Koch graduated from The College of William & Mary with a Bachelor of Business Administration.

Mr. Koch will serve as a Class II director and hold office until the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, incapacity, resignation or removal. Mr. Koch has not been appointed to serve on any Board committee at this time.

Mr. Koch, as a non-employee director, will receive the director compensation described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) in connection with the 2024 annual meeting of stockholders (the “Proxy Statement”). The Company also expects to enter into an indemnification agreement with Mr. Koch. The form of indemnification agreement is an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2024.

There are no arrangements or understandings between Mr. Koch and any other person pursuant to which Mr. Koch was selected as a director. There are no transactions in which Mr. Koch has an interest that would require disclosure by the Company under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOGO INC.

By: /s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel, Chief Administrative Officer, and Secretary

Date: July 23, 2024